Exhibit 10(a)(iii)
                                                      ------------------

                               SECOND AMENDMENT
                                  TO RESTATED
                         TI DEFERRED COMPENSATION PLAN


          TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as "TI" or the "Company") hereby adopts this Second Amendment to the restated TI Deferred Compensation Plan.

          This Second Amendment to the restated TI Deferred Compensation Plan shall be effective as of the dates indicated below. Except as hereby amended by this Second Amendment to the restated TI Deferred Compensation Plan, the Plan, as previously amended, shall continue in full force and effect.

     1. Effective January 1, 2000, a new Section 1-6A is hereby added, to appear between Section 1-6 and Section 1-7 of the Plan. The new Section 1-6A shall read as follows:

            "Sec. 1-6A. Cash Profit Sharing Compensation. "Cash Profit Sharing Compensation" means the cash profit sharing bonus payable for a Plan Year under the Company's cash profit sharing bonus program, as amended from time to time, and any successor to that program."

     2. Effective January 1, 2000, Section 1-9(i) is hereby amended in the entirety to read as follows:

            "(i) All Compensation, Cash Profit Sharing Compensation or Incentive Compensation deferred pursuant to Section 3-2 hereof; and"

     3. Effective January 1, 2000, a new Section 1-21A is hereby added, to appear between Section 1-21 and Section 1-22 of the Plan. The new Section 1-21A shall read as follows:

            "Sec. 1-21A. Supplemental Plan Cashout. "Supplemental Plan Cashout" means the supplemental benefit amount credited to the Participant's Deferred Compensation Account pursuant to Section 3-2(iii) and no longer payable under the TI Supplemental Pension Plan."

     4. Effective January 1, 2000, a new Section 3-2(ii) is hereby added, and Section 3-2(ii), as it appears before this Second Amendment, is hereby renumbered as Section 3-2(iv). The new Section 3-2(ii) shall read as follows:

            "(ii) A Designated Employee who elects to participate in a Deferred Compensation Account may, during the Election Period, elect to defer into the Deferred Compensation Account no more than 90% of the Designated Employee's Cash Profit Sharing Compensation payable in the next Plan Year. A Participant's election to defer Cash Profit Sharing Compensation during any succeeding Plan Year is irrevocable and shall become effective as of the first month of the Plan Year immediately following such Election Period."

     5. A new Section 3-2(iii) is hereby added, between the new Section 3-2(ii) added by the preceding paragraph and Section 3-2(iv), as renumbered by the preceding paragraph. The new Section 3-2(iii) shall read as follows:

            "(iii) A Designated Employee who elects to participate in a Deferred Compensation Account may elect to defer a Supplemental Plan Cashout to be credited to the Designated Employee Participant's Account. The deferral election for such deferral must be given not later than the calendar year preceding the calendar year in which the Designated Employee shall retire (or be subject to any other event creating an entitlement to payment) under the TI Employees Pension Plan."

     6. Effective January 1, 2000, Section 3-2(iv) (renumbered by paragraph 4 above) is hereby amended in the entirety to read as follows:

            "(iv) A Designated Employee who elects to participate in a Deferred Compensation Account may, at any time, elect to defer into the Deferred Compensation Account no more than 25% of the Designated Employee's Compensation (exclusive of Incentive Compensation and Cash Profit Sharing Compensation) during a Plan Year. An election for deferral of Compensation other than Incentive Compensation, Cash Profit Sharing Compensation and/or a Supplemental Plan Cashout shall become effective as of the pay period immediately following the pay period in which the election was made and shall remain in effect until changed by a subsequent election, which shall not be effective until the pay period immediately following the pay period in which the subsequent election was made."

     7. Effective January 1, 2000, the final paragraph of Section 3-2 is hereby amended in the entirety to read as follows:

            "The Employer of a Designated Employee Participant shall credit to the Designated Employee Participant's Deferred Compensation Account the amount of Compensation (exclusive of Incentive Compensation, Cash Profit Sharing Compensation and/or a Supplemental Plan Cashout) the Participant has elected to defer, and the amount of Cash Profit Sharing Compensation, Incentive Compensation and/or Supplemental Plan Cashout the Participant has elected to defer. Such amounts shall be credited as of the date the compensation so deferred would otherwise have been paid to the Participant in the absence of the Participant's deferral election."

     8. Effective October 1, 1999, new subparagraphs (d), (e) and (f) shall be added to Section 3-6(iii), to follow subparagraph 3-6(iii)(c). The word "or" is deleted following the semicolon at the end of Section 3-6(iii)(b), and a semicolon is inserted in lieu of the period ending Section 3-6(iii)(c). The new subparagraphs shall read as follows:

            "(d) lump sum payable upon the date on which the
                 Participant attains the age of 60 years;

            (e) a lump sum payable on the date on which the Participant attains the age of 65 years; or

            (f) a lump sum payable on the date on which the Participant attains the age of 701/2 years."

     9. Effective January 1, 1998, a new Section 3-7(vi) is hereby added, to follow Section 3-7(v). The new Section 3-7(vi) shall read as follows:

            "(vi) Distributions and withdrawals under Article III shall be made by check or wire transfer of cash and may be made through a paying agent or recordkeeper selected by the Administrator."

    10. Except as amended by this Second Amendment, the Company hereby ratifies the Plan as last amended and restated effective January 1, 1998, and as amended thereafter. Attached hereto as an Annex is a copy of the Plan reflecting the Plan as it shall read after incorporation of the amendments made through this Second Amendment and all preceding amendments, and reflecting the provisions in effect as of January 1, 2000.

          IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer.

Texas Instruments Incorporated



By:  /s/ RICHARD J. AGNICH
     ----------------------------------------------
     Richard J. Agnich
     Senior Vice President, General Counsel and Secretary